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                                                                     Exhibit 3.1

                       Millipore MicroElectronics, Inc.

                     Restated Certificate of Incorporation

        Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, Millipore MicroElectronics, Inc. has adopted this Restated Certificate of Incorporation restating, integrating and further amending its Certificate of Incorporation (originally filed October 16, 2000), which Restated Certificate of Incorporation has been duly proposed by the directors and adopted by the stockholders of this corporation (by written consent pursuant to Section 228 of said General Corporation Law) in accordance with the provisions of said Sections 242 and 245.


                                   ARTICLE I

        The name of this corporation is Mykrolis Corporation (hereinafter referred to as the "Corporation").


                                  ARTICLE II

        The registered office of this Corporation in the State of Delaware is located at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.


                                  ARTICLE III

        The purpose of this Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


                                  ARTICLE IV

        The total number of shares of all classes of stock which the Corporation shall have authority to issue is 255,000,000 shares, consisting of (i) 250,000,000 shares of Common Stock, $.01 par value per share ("Common Stock"), and (ii) 5,000,000 shares of Preferred Stock, $.01 par value per share ("Preferred Stock").

        The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

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1.   Common Stock.

     A. General. Subject to the powers, preferences and rights of any Preferred Stock, including any series thereof, having any preference or priority over, or rights superior to, the Common Stock and except as otherwise provided by law and this Article, the holders of the Common Stock shall have and possess all powers and voting and other rights pertaining to the stock of the corporation and each share of Common Stock shall be entitled to one vote. Except as otherwise provided by the Delaware General Corporation Law or this Certificate of Incorporation, the holders of record of Common Stock shall share ratably in all dividends payable in cash, stock or otherwise and other distributions, whether in respect of liquidation or dissolution (voluntary or involuntary) or otherwise. The holders of the Common Stock shall have no preemptive rights to subscribe for any shares of any class of stock of this Corporation whether now or hereafter authorized.

     B. Voting. The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders. There shall be no cumulative voting.

     C. Number. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

     D. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

     E. Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

2.   Preferred Stock.

     Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law or this Certificate of Incorporation. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided in the

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resolution or resolutions providing for the issue of such series adopted by the
Board of Directors as hereinafter provided.

     Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of the State of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law and this Certificate of Incorporation. Except as otherwise provided in this Certificate of Incorporation, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the designation or issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.


                                   ARTICLE V

     The Corporation shall have a perpetual existence.


                                  ARTICLE VI

     Unless and except to the extent that the By-Laws of this Corporation shall so require, the election of directors need not be by written ballot.


                                  ARTICLE VII

     In furtherance of and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of this Corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal the By-Laws adopted or amended by the Board of Directors; provided, however, that, notwithstanding the fact that a lesser percentage may be specified by law, the By-Laws shall not be altered, amended or repealed by the stockholders of the Corporation except by the affirmative vote of holders of not less than seventy-five percent (75%) of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

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                                 ARTICLE VIII

     Except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.


                                  ARTICLE IX

1.  Certain Acknowledgments.

     A. In recognition and anticipation that: (i) the Corporation will cease to be a wholly-owned subsidiary of Millipore Corporation, a Massachusetts corporation ("Millipore"), but that Millipore will remain, for a period of time, a significant stockholder of the Corporation; (ii) the Corporation may from time to time enter into contractual, corporate or business relations with one or more of its directors or officers, or one or more corporations, partnerships, associations or other organizations in which Millipore or one or more of its directors or officers have a financial interest (collectively, "Related Entities"); (iii) directors, officers, and/or employees of Millipore may serve as directors of the Corporation; (iv) Millipore engages and is expected to continue to engage in the same or similar lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage; (v) the Corporation will engage in material business transactions with Millipore and that the Corporation is expected to benefit therefrom; and (vi) as a consequence of the foregoing, it is in the best interests of the Corporation that the respective rights and duties of the Corporation and of Millipore, and the duties of any directors of the Corporation who are also directors, officers or employees of Millipore, be determined and delineated in respect of any transactions between, or opportunities that may be suitable for, both the Corporation, on the one hand, and Millipore, on the other hand, the provisions of this Article IX shall regulate and define the conduct of certain of the business and affairs of the Corporation in relation to Millipore.

     B.    For purposes of this Article IX only:


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           (1)   the term "Corporation" shall mean the Corporation and all
                 corporations, partnerships, joint ventures, associations and other entities in which the Corporation beneficially owns (directly or indirectly) more than fifty percent (50%) of the outstanding voting stock, voting power or similar voting interests, and

           (2) the term "Millipore" shall mean Millipore and all corporations, partnerships, joint ventures, associations and other entities (other than the Corporation, defined in accordance with clause
                 (B)(1) of this Section 1 of Article IX) in which Millipore beneficially owns (directly or indirectly) more than fifty percent (50%) of the outstanding voting stock, voting power or similar voting interests.

2. Similar Business Activities. Except as Millipore may otherwise agree in writing, Millipore shall not have a duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Corporation.

3.   Contracts or Transactions.

     A. No contract or transaction (or any amendment, modification or termination thereof) between the Corporation and Millipore or any Related Entity or between the Corporation and one or more of the directors or officers of the Corporation, Millipore or any Related Entity, shall be void or voidable solely for the reason that Millipore, any Related Entity or any one or more of the directors or officers of the Corporation, Millipore or any Related Entity are parties thereto, or solely because any such directors or officers are present at or participate in the meeting of the board of directors or committee thereof that authorizes the contract, transaction, amendment, modification or termination or solely because his or their votes are counted for such purpose but any such contract or transaction (or any amendment, modification or termination thereof) shall be governed by the provisions of this Restated Certificate of Incorporation, the Corporation's By-Laws, the laws of Delaware and other applicable law.

     B. Directors of the Corporation who are also directors or officers of Millipore or any Related Entity may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes or approves any such contract or transaction (or amendment, modification or termination thereof). Outstanding shares of Common Stock owned by Millipore and any Related Entities may be counted in determining the presence of a quorum at a meeting of stockholders that authorizes or approves any such contract or transaction (or amendment, modification or termination thereof).

     C. For purposes of this Article IX, any contract or transaction with any corporation, partnership, joint venture, association or other entity in which the

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           Corporation beneficially owns (directly or indirectly) more than fifty percent (50%) of the outstanding voting stock, voting power, partnership interest or similar voting interests, or with any officer or director thereof, shall be deemed to be a contract or transaction with the Corporation.

     D. To the maximum extent permitted from time to time under the law of the State of Delaware, this Corporation renounces any interest or expectancy of this Corporation in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to (i) Millipore, or (ii) officers or directors of this Corporation who are, at the time such opportunity is presented, employees or directors of Millipore. No amendment or repeal of this
           Article IX shall apply to or have any effect on the liability or alleged liability of any officer, director or stockholder of this Corporation for or with respect to any opportunities of which such officer, director or stockholder becomes aware prior to such amendment or repeal.

4. Notice. Any person or entity purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article IX.

5. Alteration, Amendment, Change or Repeal. Notwithstanding anything in this Restated Certificate of Incorporation to the contrary, the foregoing provisions of this Article IX as they apply to Millipore shall expire on the date that Millipore ceases to own beneficially Common Stock representing at least twenty percent (20%) of the combined voting power of the capital stock of the Corporation (as defined in Article I) and no person who is a director or officer of the Corporation is also a director or officer of Millipore; provided, however, that nothing in the foregoing provisions of this Article IX shall contradict or limit the provisions set forth under Section 144 of the General Corporation Law of the State of Delaware. Neither the alteration, amendment, change or repeal of any provision of this Article IX nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with any provision of this Article IX shall eliminate or reduce the effect of this
Article IX in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article IX, would accrue or arise, prior to such alteration, amendment, repeal or adoption.


                                   ARTICLE X

1. Indemnification. The Corporation shall, to the maximum extent permitted under the General Corporation Law of the State of Delaware and except as set forth below, indemnify, hold harmless and, upon request, advance expenses to each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was, or has agreed to

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become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan (any such person being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Notwithstanding anything to the contrary in this Article, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with any action, suit, proceeding, claim or counterclaim, or part thereof, initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation.

2. Advance of Expenses. Notwithstanding any other provisions, this Certificate of Incorporation, the By-Laws of the Corporation, or any agreement, vote of stockholder or disinterested directors, or arrangement to the contrary, the Corporation shall advance payment of expenses incurred by an Indemnitee in advance of the final disposition of any matter only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article. Such undertaking may be accepted without reference to the financial ability of the Indemnitee to make such repayment.

3. Subsequent Amendment. No amendment, termination or repeal of this Article or of the relevant provisions of the General Corporation Law of the State of Delaware or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

4. Other Rights. The Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

5.   Reliance.   Persons who after the date of the adoption of this provision become or remain directors or officers of the Corporation or who, while a director or officer of the Corporation, become or remain a director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this Article in entering into or continuing such service. The rights to indemnification and to the advance of expenses conferred in this Article shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.


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6.   Merger or Consolidation.  If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

7. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was, or has agreed to become, a director, officer, employee or agent of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan, against all expenses (including attorney's fees) judgments, fines or amounts paid in settlement incurred by such person in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such expenses under the General Corporation Law of the State of Delaware.

8. Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses, including attorneys' fees, judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.


                                  ARTICLE XI

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.


                                  ARTICLE XII

     This Article is inserted for the management of the business and for the conduct of the affairs of the Corporation.

1. Number of Directors. The number of directors of the Corporation shall not be less than three. The exact number of directors within the limitations specified in the preceding sentence shall be fixed from time to time by, or in the manner provided in, the By-Laws of the Corporation.


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2.   Classes of Directors.  The Board of Directors shall be and is divided into three classes: Class I, Class II and Class III. No one class shall have more than one director more than any other class. If a fraction is contained in the quotient arrived at by dividing the designated number of directors by three, then, if such fraction is one-third, the extra director shall be a member of Class III, and if such fraction is two-thirds, one of the extra directors shall be a member of Class III and one of the extra directors shall be a member of Class II, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

3. Election of Directors. Elections of directors need not be by written ballot except as and to the extent provided in the By-Laws of the Corporation.

4. Terms of Office. Except as provided in Section 6 of this Article XII, each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, however, that each initial director in Class I shall serve for a term ending on the date of the annual meeting in 2001; each initial director in Class II shall serve for a term ending on the date of the annual meeting in 2002; and each initial director in Class III shall serve for a term ending on the date of the annual meeting in 2003; and provided, further, that the term of each director shall be subject to the election and qualification of his or her successor and to his or her earlier death, resignation or removal.

5. Allocation of Directors Among Classes in the Event of Increases or Decreases in the Number of Directors. In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he or she is a member and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of offices are to expire at the earliest dates following such allocation, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

6. Removal. The directors of the Corporation may not be removed without cause and may be removed for cause only by the affirmative vote of the holders of at least seventy-five percent (75%) of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote generally in the election of directors cast at a meeting of the stockholders called for that purpose, notwithstanding the fact that a lesser percentage may be specified by law.

7.   Vacancies.   Any vacancy in the Board of Directors, however occurring,
including a vacancy resulting from an enlargement of the Board, shall be filled only by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office, and a director chosen to fill a position resulting from an increase in the

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number of directors shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of his or her successor and to his or her earlier death, resignation or removal.

8. Stockholder Nominations and Introduction of Business, Etc. Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before either an annual or special meeting of stockholders shall be given in the manner provided by the By-Laws of this Corporation.

9. Amendment to Article. Notwithstanding any other provisions of law, this Certificate of Incorporation or the By-Laws, each as amended, and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws of the Corporation, the affirmative vote of least seventy-five percent (75%) of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors shall be required to amend or repeal, or to adopt any provisions inconsistent with the purpose or intent of, this Article XII.


                                 ARTICLE XIII

1. Dividends. The Board of Directors shall have authority from time to time to set apart out of any assets of the Corporation otherwise available for dividends a reserve or reserves as working capital or for any other purpose or purposes, and to abolish or add to any such reserve or reserves from time to time as said board may deem to be in the interest of the Corporation; and said Board shall likewise have power to determine in its discretion, except as herein otherwise provided, what part of the assets of the Corporation available for dividends in excess of such reserve or reserves shall be declared in dividends and paid to the stockholders of the Corporation.

2. Issuance of Stock. The shares of all classes of stock of the Corporation may be issued by the Corporation from time to time for such consideration as from time to time may be fixed by the Board of Directors of the Corporation, provided that shares of stock having a par value shall not be issued for a consideration less than such par value, as determined by the Board. At any time, or from time to time, the Corporation may grant rights or options to purchase from the Corporation any shares of its stock of any class or classes to run for such period of time, for such consideration, upon such terms and conditions, and in such form as the Board of Directors may determine. The Board of Directors shall have authority, as provided by law, to determine that only a part of the consideration which shall be received by the Corporation for the shares of its stock which it shall issue from time to time, shall be capital; provided, however, that, if all the shares issued shall be shares having a par value, the amount of the part of such consideration so determined to be capital shall be equal to the aggregate par value of such shares. The excess, if any, at any time, of the total net assets of the Corporation over the amount so determined to be capital, as aforesaid, shall be surplus. All classes of stock of the Corporation shall be and remain at all times nonassessable.


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     The Board of Directors is hereby expressly authorized, in its discretion, in connection with the issuance of any obligations or stock of the Corporation (but without intending hereby to limit its general power so to do in other cases), to grant rights or options to purchase stock of the Corporation of any class upon such terms and during such period as the Board of Directors shall determine, and to cause such rights to be evidenced by such warrants or other instruments as it may deem advisable.

3. Inspection of Books and Records. The Board of Directors shall have power from time to time to determine to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders of the Corporation.

4. Location of Meetings, Books and Records. Except as otherwise provided in the By-laws, the stockholders of the Corporation and the Board of Directors may hold their meetings and have an office or offices outside of the State of Delaware and, subject to the provisions of the laws of said State, may keep the books of the Corporation outside of said State at such places as may, from time to time, be designated by the Board of Directors or by the By-laws of this Corporation.


                                  ARTICLE XIV

     At any time during which a class of capital stock of this Corporation is registered under Section 12 of the Securities Exchange Act of 1934 or any similar successor statute, stockholders of the Corporation may not take any action by written consent in lieu of a meeting. Notwithstanding any other provisions of law, this Certificate of Incorporation or the By-Laws, each as amended, and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws of the Corporation, the affirmative vote of seventy-five percent (75%) of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors shall be required to amend or repeal, or to adopt any provisions inconsistent with the purpose or intent of, this Article XIV.


                                  ARTICLE XV

     Special meetings of stockholders may be called at any time by only the Chairman of the Board of Directors, the Chief Executive Officer (or if there is no Chief Executive Officer, the President), or by the Board of Directors of the Corporation pursuant to a resolution adopted by the affirmative vote of a majority of the total number of directors then in office. Any business


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transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting. Notwithstanding any other provisions of law, this Certificate of Incorporation or the By-Laws, each as amended, and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws of the Corporation, the affirmative vote of seventy-five percent (75%) of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors shall be required to amend or repeal, or to adopt any provisions inconsistent with the purpose or intent of, this Article XV.


                                  ARTICLE XVI

     The Board of Directors of this Corporation, when evaluating any offer of another party to make a tender or exchange offer for any equity security of the Corporation, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation as a whole, be authorized to give due consideration to any such factors as the Board of Directors determines to be relevant, including without limitation: (i) the interests of the stockholders of the Corporation; (ii) whether the proposed transaction might violate federal or state laws; (iii) not only the consideration being offered in the proposed transaction, in relation of the then current market price for the outstanding capital stock of the Corporation, but also to the market price for the capital stock of the Corporation over a period of years, the estimated price that might be achieved in a negotiated sale of the Corporation as a whole or in part or through orderly liquidation, the premiums over market price for the securities of other corporations in similar transactions, current political, economic and other factors bearing on securities prices and the Corporation's financial condition and future prospects; and (iv) the social, legal and economic effects upon employees, suppliers, customers and others having similar relationships with the Corporation, and the communities in which the Corporation conducts its business.

     In connection with any such evaluation, the Board of Directors is authorized to conduct such investigations and to engage in such legal proceedings as the Board of Directors may determine.


                                 ARTICLE XVII

     The Corporation expressly elects to be governed by Section 203 of the Delaware General Corporation Law.



                          *    *    *    *    *    *


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     IN WITNESS WHEREOF, the undersigned, for the purpose of amending and restating the Certificate of Incorporation of the Corporation pursuant to the General Corporation Laws of the State of Delaware, under penalties of perjury does hereby declare and certify that this is the act and deed of the Corporation and accordingly has hereunto executed this Restated Certificate of Incorporation on this 27th day of March, 2001.


                                 /s/ C. William Zadel
                              ------------------------------
                              Name:  C. William Zadel
                              Title: Chief Executive Officer



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